UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

THE MILLS CORPORATION
THE MILLS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

5425 Wisconsin Avenue, Suite 500
Chevy Chase, MD		20815
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		301-968-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On January 17, 2007, The Mills Corporation (“Mills”), The Mills Limited Partnership (“Mills LP”) and Brookfield Asset Management Inc. (“Brookfield”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Brookfield will acquire Mills and Mills LP through one or more mergers (the “Merger”) for cash at a price of US$21 per share, representing a total transaction value of approximately US$1.35 billion for all of the outstanding common stock of Mills (“Mills Common Stock”) and common units of Mills LP (“Mills LP Units”), and approximately US$7.5 billion including assumed debt and preferred stock. Brookfield is a global asset manager focused on property and other infrastructure assets with over US$50 billion of assets under management.

     Under the terms of the agreement, Mills will merge with and into a newly formed subsidiary of Brookfield, and Mills stockholders will receive US$21 in cash for each share of Mills Common Stock. Instead of receiving the cash consideration, Mills stockholders will also have the ability to elect to receive up to a maximum of 20% of the outstanding shares of a continuing public company that will hold the assets of Mills. Brookfield has indicated that it expects to manage the continuing company pursuant to customary asset management and property management arrangements. The stock alternative will be subject to proration if holders of more than 20% of shares of Mills Common Stock elect to receive stock. If the holders of fewer than 10% of the shares of Mills Common Stock make this stock election, all shares of Mills Common Stock will be exchanged for cash in the merger. In the merger, preferred stockholders of Mills will receive preferred stock with substantially the same terms. The merger is expected to be a taxable event for Mills stockholders.

     Limited partners in the Mills LP will be offered the same consideration as holders of Mills Common Stock, and will have the opportunity to elect instead to roll over all or a portion of such units into limited partnership interests, subject to the terms and conditions of the Merger Agreement.

     Brookfield has also agreed to provide Mills with debt financing until the completion of the Merger by assuming Mills’ approximately US$1 billion Senior Term Loan from Goldman Sachs Mortgage Company and subsequently revising the terms of such loans and providing a US$500 million revolving line of credit on terms to be contained in a restated credit and guaranty agreement.

     The completion of the Merger is subject to various closing conditions, including obtaining the approval of Mills stockholders, no injunctions or illegality, receipt of a tax opinion, and the absence of a material adverse effect on Mills, as set forth in the Merger Agreement.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Mills, Mills LP or Brookfield. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Mills, Mills LP and Brookfield to each other in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Mills and Mills LP, on the one hand, and Brookfield, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Mills, Mills LP or Brookfield.

Item 8.01. Other Events.

     On January 17, 2007, Mills and Brookfield issued a joint press release announcing that they had entered into the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 17, 2007, by and among Brookfield
Asset Management Inc., The Mills Corporation, The Mills Limited Partnership, and such other persons that become signatories thereto pursuant to the terms thereof*
99.1	Press Release issued jointly by The Mills Corporation and Brookfield Asset Management
Inc.
_________
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Mills hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange
Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

     The Mills and Brookfield intend to file a proxy statement/prospectus with the Securities and Exchange Commission in connection with the proposed merger. Stockholders of The Mills are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement/prospectus as well as other filings containing information about The Mills and the merger, when available, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement/prospectus and other filings containing information about The Mills and the merger can be obtained, when available without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills’ Internet site at http://www.themills.com.

     The Mills and its officers and directors may be deemed to be participants in the solicitation of proxies from The Mills’ stockholders in connection with the merger. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement/prospectus and other relevant documents that The Mills will file with the Securities and Exchange Commission in connection with the merger and the scheduled special meeting of its stockholders.

     Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

Date: January 17, 2007	By: /s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 17, 2007, by and among Brookfield
Asset Management Inc., The Mills Corporation, The Mills Limited Partnership, and such other persons that become signatories thereto pursuant to the terms thereof*
99.1	Press Release issued jointly by The Mills Corporation and Brookfield Asset Management
Inc.

_____________

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Mills hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.